UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2007

CARBIZ INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-52209	None
(State or other jurisdiction	(Commission File	(IRS Employer
of	Number)	Identification No.)
incorporation)

7405 North Tamiami Trail
Sarasota, Florida 34243
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (941) 952-9255

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act.

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 4.01 Changes in Registrant’s Certifying Accountant.

Carbiz Inc. (the “Company”) has caused this report to be filed as an amendment of the previously filed report on Form 8-K filed by the Company on May 3, 2007 (the “Original Filing”) in response to, and compliance with, the comments of the Staff of the Division of Corporation Finance set forth in a letter to the Company dated May 10, 2007. In that comment letter, the Company was requested to amend the Original Filing to provide the required disclosures under Item 304(a)(1)(ii) of Regulation S-B. In this regard, the third paragraph of the Original Filing is amended in its entirety to read as follows:

The audit reports of CS&L for the Company’s fiscal years ended January 31, 2007 and 2006 contained a statement indicating “substantial doubt about [the Company’s] ability to continue as a going concern” because the Company “has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern.” The audit reports of CS&L for the Company’s fiscal years ended January 31, 2007 and 2006 did not contain any other adverse opinion, or a disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles (as described in Item 304(a)(1)(ii) of Regulation S-B).

             The Company has provided CS&L with a copy of the disclosures contained in this Item 4.01, and the Company has requested CS&L to furnish it with a letter addressed to the Securities and Exchange Commission (the “Commission”) stating whether it agrees with the statements made above by the Company. A copy of the letter from CS&L addressed to the Commission dated as of May 22, 2007 is filed as Exhibit 16.1 to this Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	16.1	Letter from Christopher, Smith, Leonard, Bristow & Stanell, P.A. to the Securities and Exchange Commission dated May 22, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARBIZ INC.

Date: May 23, 2007	By: /s/ Stanton Heintz
Stanton Heintz
Chief Financial Officer